SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): February 26, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_           Written communications pursuant to Rule 425 under the Securities Act

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 26, 2006, Robert J. Kamerschen, a director of RadioShack Corporation (the “Company”), notified the Company of his decision to retire from the board of directors of the Company at the end of his current term on May 18, 2006. As a result, Mr. Kamerschen will not be listed on the slate of nominees for election at the Company’s upcoming annual meeting of stockholders to be held on that date. In informing the Company of his decision, Mr. Kamerschen, who reached the age of 70 on February 16, 2006, cited the demands of his current board service for other companies, as well as his other commitments. It is anticipated that the number of directors of the Company will be decreased from twelve to eleven to reflect Mr. Kamerschen’s retirement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 1st day of March, 2006.

RADIOSHACK CORPORATION /s/ David S. Goldberg ------------------------------------------ David S. Goldberg Senior Vice President - Chief Legal Officer and Corporate Secretary